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                                                                  EXHIBIT 3.1(a)


                        CERTIFICATE OF INCORPORATION

                                     OF

                          JOHNSTON INDUSTRIES, INC.

         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

         FIRST:  The name of the Corporation is Johnston Industries, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 3,000 shares of the par value $.10 per share, which shall be designated as Common Stock. (See sheet attached - amended, 12/22/93).

         FIFTH:   The name and address of the incorporator are as follows:

                         Name                            Address
                         ----                            -------
                  Arthur M. Michaelson            633 Third Avenue
                                                  New York, New York  10017

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                   (1) The exact number of directors shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation and may be increased or decreased as therein provided. Directors of the Corporation need not be elected by ballot unless required by the By-Laws.

                   (2) The Board of Directors is expressly authorized to adopt, alter and repeal the By-Laws of the Corporation in whole or in part at any regular or special meeting of the Board of Directors, by vote of a majority of the entire Board of Directors. The



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                          By-Laws may also be adopted, altered or repealed in
                          whole or in part at any annual meeting or special meeting of stockholders called for that purpose by the affirmative vote of a majority of the shares of the Corporation outstanding and entitled to vote thereon.


         SEVENTH: The Corporation shall indemnify (a) its directors and officers to the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures provided by such laws, and (b) its employees and agents who are not directors or officers to such extent as shall be authorized by the By-Laws or the Board of Directors. The foregoing shall not limit the authority of the Corporation to indemnify the directors, officers and other employees and agents of this Corporation and shall not be deemed to be exclusive of any rights to which those indemnified may be entitled as a matter of law or under any resolution, By-Law provision, or agreement.

         EIGHTH:   No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit.

         NINTH:   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes such contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) such material facts are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

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This Article shall not be construed to invalidate any such contract or transaction which would otherwise be valid under the common and statutory law applicable thereto.

         TENTH:   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provision of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation and affirms, under penalties of perjury, that the signature is his act and deed and that the facts stated herein are true, this 28th day of October 1987.


                                        s/Arthur M. Michaelson
                                        ----------------------
                                        Arthur M. Michaelson,
                                             Incorporator


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                          "FOURTH:  The total number of shares of Capital Stock
                 which the Corporation shall have authority to issue is Twenty-Three Million (23,000,000) shares divided into two classes of which Three Million (3,000,000) shares of the par value of $0.01 per share shall be designated Preferred Stock and Twenty Million (20,000,000) shares of the par value of $.10 per share shall be designated Common Stock.

                          "Subject to any exclusive voting rights which may
                 vest in holders of Preferred Stock under the provisions of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the holders of shares of Common Stock shall be entitled to one vote for each share upon all matters upon which stockholders have the right to vote. Subject to any limitations prescribed in this Article FOURTH and any further limitations prescribed in accordance therewith, the holders of shares of Common Stock shall be entitled to receive when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or securities of the Corporation.

                          "The Preferred Stock may be issued from time to time
                 in one or more series as fixed by resolution or resolutions of the Board of Directors. The resolution or resolutions of the Board of Directors may, to the full extent now or hereafter permitted by law and subject to the provisions of this Certificate of Incorporation, fix the voting powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions, of the shares of such series."

Note: Effective October 1, 1991 and prior to the above December 22, 1993 amendment, the authorized capital was Thirteen Million (13,000,000) shares divided into two classes of which Three Million (3,000,000) shares of the par value of $0.01 per share was designated Preferred Stock and Ten Million (10,000,000) shares of the par value of $0.10 per share was designated Common Stock. Prior to October 1, 1991 only Common Stock was authorized.



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